UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2009

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2543, 17 Hatidhar St., Ra'anana, Israel	43665
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (9) 747-6666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2009, IXI Mobile, Inc. (the “Company”) appointed Avi Goldstein as the Company’s new Chief Executive Officer, effective as of June 1, 2009.  Mr. Goldstein will replace Moshe Levinson, who is currently serving as the Company’s Special Interim Chief Executive Officer.

Mr. Goldstein, age 42, has been the Company’s Vice President of Customers and Services since 2006, where he manages the Company’s sales and account management teams.  In addition, he runs the Company’s research and development center in Bucharest, Romania which he established in January 2005.  Prior to joining the Company in 2004, from 2000 until 2004, Mr. Goldstein was the European Director of Professional Services at ClickSoftware Ltd., where he headed a multi-national group of business analysts and developers.

As the Company’s Chief Executive Officer, Mr. Goldstein will be paid a base salary of approximately $110,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Moshe Levinson
Name: Moshe Levinson
Dated: May 14, 2009	Title: Special Interim Chief Executive Officer